                                                                      Exhibit 21

                                  SUBSIDIARIES

                                                                                        JURISDICTION OF
   ENTITY NAME                                                                            ORGANIZATION
   -----------                                                                          ----------------
   Advantage Care, Inc.
   CareWise, Inc.                                                                             DE
   +  Acamedica, Inc.                                                                         NJ
   +  Nurse On-Call, Inc.                                                                     DE
   +  Nurse On-Call IPA, Inc.
   First Physician Care, Inc.                                                                 DE
   +  First Physician Care of Atlanta, Inc.                                                   GA
   +  First Physician Care of Palm Beach, Inc.                                                DE
   +  First Physician Care of Riverbend, Inc.                                                 DE
   +  First Physician Care of South Florida, Inc.                                             FL
   +  First Physician Care of Tampa Bay, Inc.                                                 FL
   +  FPC of New York, Inc.                                                                   DE
   +  FPCNT, Inc.                                                                             TX
   +  Manhattan Physicians IPA1, Inc.                                                         NY
   +  Manhattan Physicians IPA2, Inc.                                                         NY
   +  Manhattan Physicians IPA3, Inc.                                                         NY
   +  MSO Manhattan, LLC                                                                      NY
   +  Precept Healthcare Group, Inc.                                                          DE
   IPA Management Associates, L.P.                                                            TN

   +  Beaumont Physicians Association Management Partners LP                                  TN

   +  Clear Lake Physicians Association Management Partners, LP
   +  Conroe Managed Care Group, L.P.                                                         TN

   +  Hispamed Physicians Association Management Partners LP                                  TN

   +  KAH IPA Management Partners, LP
   +  Medical Center LP
   +  Summit Physicians Association Management Partners, LP
   +  Waco Allied Health Care Management Partners, LP

   Morgan Health Group, Inc.                                                                  GA
   +  PeachCare Health Plan, Inc.                                                             GA
   NAMM- Texas Investments, L.P.                                                              TN

   North American Medical Management, Inc.                                                    TN
   +    Managed Care Management Associates, Inc.                                              TX
   +    Middle Tennessee Surgical Services, Inc.
   +  North American Medical Management -New Jersey, Inc.
   +  North American Medical Management, Incorporated                                         CA
   *     AB1 Management Ventures, L.P.                                                        CA
   *     AB2 Management Ventures, L.P.                                                        CA
   *     AB3 Management Ventures, L.P.                                                        CA
   *     Alameda PODS Management Ventures, L.P.                                               CA

   *     CVMG PODS Venture, Partners Ltd.
   *     DMO Medical Ventures, L.P.
   *     EMG PODS Management Ventures, L.P.                                                   CA
   *     Muir Primary Care PODS Management Partners, L.P.                                     TN
   *     Northern California Medical Assn. Mgmt. Partners LP
   *     Pinole PODS Management Ventures, L.P.                                                CA
   *     Physicians Medical Group of Santa Rosa Management Partners LP
   *     Regency Management Partners, LP
   *     Rossmoor PODS Management Partners, L.P.                                              TN
   *     Sonoma county Primary Care Management Partners LP
   +  North American Medical Management-Alabama, Inc.                                         TN
   +  North American Medical Management-Arizona, Inc.                                         TN
   *     Central Phoenix Physicians Network
   *     Normet Management Partners, LP
   +  North American Medical Management-Kansas City, Inc.                                     TN
   *     Kansas City Physician Management, LLC
   +  North American Medical Management Kentucky, Inc.                                        TN
   +  North American Medical Management-Illinois, Inc.                                        IL
   +  North American Medical Management- Indiana, LLC                                         TN

   +  North American Medical Management- New Jersey, Inc.                                     TN
   *     Morris - Somerset Management, LLC
   *     Performance Health Network, LLC
   +  North American Medical Management-New York, Inc.                                        TN
   +  North American Medical Management-New York City, Inc.                                   TN

   +  North American Medical Management-Desert Region, Inc. (f/k/a North                      TN
   American Medical Management-Nevada, Inc.
   *      IPA Management Company-Desert Region, LLC
   +  North American Medical Management - North Carolina, Inc.                                NC
   +  North American Medical Management - Rhode Island, Inc.
   *     ProMedica Management, LLC                                                            DE
   +  North American Medical Management- San Antonio, L.P.                                    TN

   +  North American Medical Management-Southern California, Inc.                             CA
   *     EPMG Management Venture, LP                                                          CA
   +  North American Medical Management - South Carolina, Inc.
   +  North American Medical Management- Tennessee, Inc.                                      TN
   *     IPA Management, LLC
   *     Physician Network Management, LLC                                                    TN
   *     Tri County, LLC
   *     Upper Cumberland, LLC
   + Physicians CareNet of Florida, Inc.                                                      FL
   PhyCor - Lafayette, LLC                                                                    TN

   PhyCor - Texas Gulf Coast, L.P.                                                            TN


   PhyCor-Texas Partnerships, Inc.                                                            TN
   PhyCor Management Corporation                                                              TN
   +  PhyCor Management Corporation-Florida, Inc.                                             TN
   *     Central Florida IPA Management Investors, L.P.

   *     Panhandle Physicians Management Partners, LP
   +  PMC of Arizona, Inc.
   +  PMC of Colorado, Inc.                                                                   TN
   +  PMC of Maryland, Inc.
   +  PMC of Michigan, Inc.                                                                   TN
   PhyCor Medical Management Company of Colorado, LLC                                         TN

   PhyCor of Anne Arundel County, Inc.                                                        TN
   PhyCor of Birmingham, Inc.                                                                 TN
   PhyCor of Boulder, Inc.                                                                    TN
   PhyCor of Charlotte, LLC                                                                   DE

   PhyCor of Chickasha, Inc.                                                                  TN
   PhyCor of Coachella Valley, Inc.                                                           TN
   PhyCor of Columbia, Inc.                                                                   TN
   PhyCor of Conroe, L.P.                                                                     TN

   +  PhyCor Investments, Inc.
   PhyCor of Corsicana, L.P.                                                                  TN


   PhyCor of Dallas, L.P.                                                                     TN


   PhyCor of Denver, Inc.                                                                     TN
   +  FHS, Inc. (formerly Focus Health Services, P.C.)                                        CO
   *     Front Range Medical Management, Inc.                                                 CO
   PhyCor of Evansville, LLC                                                                  TN

   PhyCor of Fort Smith, Inc.                                                                 TN
   PhyCor of Ft. Walton Beach, Inc.                                                           TN
   PhyCor of Greeley, Inc.                                                                    TN
   +  Benchmark Worker Rehab Services, LLC
   PhyCor of Harlingen, L.P.

   PhyCor of Hattiesburg, Inc.                                                                TN
   PhyCor of Huntington, Inc.                                                                 TN
   PhyCor of Indiana, LLC                                                                     TN
   PhyCor of Irving, L.P.                                                                     TN


   PhyCor of Jacksonville, Inc.                                                               TN
   PhyCor of Kentucky, LLC                                                                    TN

   PhyCor of Kentucky HMO Management, LLC

   PhyCor of Kingsport, Inc.                                                                  TN

   PhyCor of Laconia, Inc.                                                                    TN
   PhyCor of Maui, Inc.                                                                       TN
   PhyCor of Mesa, Inc.                                                                       TN
   PhyCor of Minot, Inc.                                                                      TN
   PhyCor of Murfreesboro, Inc.                                                               TN
   PhyCor of Nashville, Inc.                                                                  TN
   PhyCor of New Britain, Inc.                                                                TN
   PhyCor of Northeast Arkansas, Inc.                                                         TN
   PhyCor of Northern California, Inc.                                                        TN
   PhyCor of Northern Michigan, Inc.                                                          TN
   PhyCor of Ogden, Inc.                                                                      TN
   PhyCor of Olean, Inc.                                                                      TN
   PhyCor of Phoenix, Inc.
   PhyCor of Pensacola, Inc.                                                                  TN
   PhyCor of Pueblo, Inc.                                                                     TN
   PhyCor of Raleigh Durham, LLC

   PhyCor of Richmond, Inc.                                                                   TN
   PhyCor of Roanoke, Inc.                                                                    TN
   PhyCor of Rockford, Inc.                                                                   TN
   PhyCor of Ruston, LLC                                                                      DE
   +  Ruston Outpatient Physical Therapy Services
   PhyCor of San Antonio, L.P.                                                                TN


   +  PhyCor -QCN Investments, Inc.
   *     PhyCor - Texas Investments, LP

   *     Qualitycare Network, Ltd.
   +  PhyCor -S.A., Inc.
   PhyCor of Sayre, Inc.                                                                      TN
   PhyCor of South Bend, LLC                                                                  TN

   PhyCor of St. Petersburg, Inc.                                                             TN
   PhyCor of Tidewater, Inc.                                                                  TN
   PhyCor of Toledo, Inc.                                                                     TN
   PhyCor of Vancouver, Inc.                                                                  TN
   PhyCor of Vero Beach, Inc.                                                                 FL
   PhyCor of West Houston, L.P.                                                               TN


   PhyCor of Wharton, L.P.                                                                    TN


   PhyCor of Winter Haven, Inc.
   PhyCor of Wichita Falls, L.P.                                                              TN


   PhyCor of Wilmington, LLC                                                                  DE

   PhyCor/Lexington Real Estate, LLC                                                          TN

   PrimeCare International, Inc.                                                              DE
   +  PrimeCare Medical Network, Inc.                                                         CA
   St. Petersburg Medical Clinic, Inc.                                                        FL
   The Member Corporation, Inc.                                                               TN
   SynerPhy, Inc.                                                                             TN
   SynerPhy of Rome, Inc. (fka PhyCor of Rome, Inc.)                                          TN
   SynerPhy of Suffolk, Inc.(fka PhyCor of Western Tidewater, Inc.)                           TN
   PhySys, Inc.                                                                               TN
   HPMdirect, Inc.                                                                            TN

   Legend
   +   = Second-tier subsidiary
   *   = Third-tier subsidiary